Exhibit 23.2

Consent of Qualified Person

I, Joe Havasi, the Director, Natural Resources of Compass Minerals International, Inc., a Delaware corporation (the “Registrant”), am the qualified person (as defined in Item 1300 of Regulation S-K) that prepared, in accordance with Items 601(b)(96) and 1300 through 1305 of Regulation S-K: (i) the Updated Technical Report Summary relating to lithium and lithium carbonate equivalent mineral resources at the Registrant’s Ogden, Utah facility, dated September 14, 2022, with an effective date of March 3, 2022 (the “Ogden Lithium TRS”), filed as Exhibit 96.1 to the Registrant’s Current Report on Form 8-K filed on September 14, 2022 and incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “Form 10-K”); (ii) the Technical Report Summary relating to potassium and sulfate of potash, magnesium and magnesium chloride, and sodium and sodium chloride mineral resources and reserves at the Registrant’s Ogden, Utah facility, dated November 29, 2021 and amended as of December 14, 2022, with an effective date of September 30, 2021 (the “Ogden Potassium/Magnesium/Sodium TRS”) , filed as Exhibit 96.2 to the Form 10-K; (iii) the Technical Report Summary relating to the Registrant’s Cote Blanche mine, dated November 29, 2021 and amended as of December 14, 2022, with an effective date of September 30, 2021 (the “Cote Blanche TRS”), filed as Exhibit 96.3 to the Form 10-K; and (iv) the Technical Report Summary relating to the Registrant’s Goderich mine, dated November 29, 2021 and amended as of December 14, 2022, with an effective date of September 30, 2021 (collectively with the Ogden Potassium/Magnesium/Sodium TRS, the Ogden Lithium TRS and the Cote Blanche TRS, the “TRS’s”), filed as Exhibit 96.4 to the Form 10-K, and hereby consent to:

1.the filing or incorporation by reference, as applicable, of the TRS’s with or into the Form 10-K and the incorporation by reference of the TRS’s into the following registration statements of the Registrant (collectively, the “Registration Statements”):

a.Registration Statement on Form S-8 (Registration No. 333-119410), filed on September 30, 2004, relating to the Compass Minerals International, Inc. Directors’ Deferred Compensation Plan;
b.Registration Statement on Form S-8 (Registration No. 333-121965), filed on January 11, 2005, relating to the Compass Minerals International, Inc. Savings Plan;
c.Registration Statement on Form S-8 (Registration No. 333-127699), filed on August 19, 2005, relating to the Compass Minerals International, Inc. 2005 Incentive Award Plan;
d.Registration Statement on Form S-8 (Registration No. 333-203922), filed on May 6, 2015, relating to the Compass Minerals International, Inc. 2015 Incentive Award Plan;
e.Registration Statement on Form S-8 (Registration No. 333-238252), filed on May 14, 2020, relating to the Compass Minerals International, Inc. 2020 Incentive Award Plan;
f.Registration Statement on Form S-8 (Registration No. 333-265569), filed on June 14, 2022, relating to the Compass Minerals International, Inc. 2020 Incentive Award Plan; and
g.Registration Statement on Form S-3 (Registration No. 333-274622), effective September 29, 2023;

Exhibit 23.2
2.the use of and references to my name, including my status as an expert or qualified person (as defined in Item 1300 of Regulation S-K) with respect to the TRS’s, in connection with the Form 10-K and the Registration Statements; and

3.the inclusion in the Form 10-K of any quotation from, or summarization of, the TRS’s and the incorporation by reference into the Registration Statements of any quotation from, or summarization of, the TRS’s in the Form 10-K.

Date: November 29, 2023	/s/ Joseph Havasi
Name: Joseph Havasi
Title: Vice President, Natural Resources Compass Minerals International, Inc.